UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2020, Blonder Tongue Laboratories, Inc. (the “Company”) received notification (the “Notice”) from NYSE American LLC (the “NYSE American”) that the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). That section applies if the reported stockholders’ equity of the listed company is less than $6 million and the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Notice indicated that the Company reported stockholders’ equity of $5.4 million as of March 31, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2019, resulting in the Company failing to comply with the continued listing standard. As a result, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide and must submit a plan to NYSE American by July 10, 2020 addressing how the Company intends to regain compliance with Section 1003(a)(iii) by December 10, 2021.

The Company intends to prepare and timely deliver a plan of compliance to NYSE American. If the Company does not submit a plan, or if the plan the Company submits is not accepted by NYSE American, the Company will be subject to delisting proceedings as specified in the Company Guide. In addition, if the plan is accepted by NYSE American, but the Company is not in compliance with the continued listing standards by December 10, 2021, or if the Company does not make progress consistent with the plan, the Company will be subject to delisting proceedings. The Company will have the right to appeal any delisting determination made by NYSE American staff. If the plan is accepted, the Company also will be subject to periodic NYSE American reviews including quarterly monitoring for compliance with the plan.

A copy of the Company’s press release dated June 16, 2020 regarding the notification from NYSE American is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Company expanded the size of its Board of Directors from nine to ten members and appointed Michael Hawkey as a director to fill the vacancy. Mr. Hawkey currently serves as Senior Vice President and General Manager of TiVo Corporation, where he leads growth initiatives, overall strategy and product offerings across TiVo’s product portfolio. Prior to joining TiVo in 2015, he spent more than seven and a half years with EchoStar, rising to the level of Senior Vice President and General Manager of Sling Media. Earlier in his career, Mr. Hawkey held engineering roles with Wester Digital, ASIC Designs, Inc, and McDonnell Douglas Electronics Company. He holds a Bachelor of Science in Computer Engineering from the Rose Hulman Institute for Technology and a Masters Degree in Electrical Engineering from the University of Missouri Rolla.

Mr. Hawkey will serve as a director in Class III, with a term expiring at the Company's annual meeting of stockholders in 2022. Mr. Hawkey's board of directors committee assignments have not yet been determined. The Company's board of directors has determined that Mr. Hawkey meets the requirements for independence under applicable Securities and Exchange Commission and NYSE American rules and standards. There are no arrangements or understandings pursuant to which Mr. Hawkey was appointed as a director, and there are no related party transactions between the Company and Mr. Hawkey reportable under Item 404(a) of Regulation S-K. In connection with his service as a director, Mr. Hawkey will be entitled to the same compensation and benefits made available to the Company's non-employee directors generally, pro-rated for the term of his service during calendar year 2020.

A copy of the press release announcing the appointment of Mr. Hawkey is attached hereto as Exhibit 99.2 and incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2020 Annual Meeting of Stockholders was held on June 11, 2020. On April 15, 2020, the record date for the 2020 Annual Meeting, 9,765,870 shares of the Company’s common stock were outstanding and entitled to one vote per share upon all matters submitted at the 2020 Annual Meeting.   The matters voted on at the 2019 Annual Meeting and the voting results for each matter are set forth below.

(i) Election of Directors. The following nominees were elected to serve as Class I directors of the Company, each to hold office for a three-year term to expire at the Company’s annual meeting of stockholders in 2023.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Anthony J. Bruno	6,385,722	516,257	1,829,096
Stephen K. Necessary	6,385,366	516,613	1,829,096
Steven L. Shea	6,442,211	459,768	1,829,096

(ii) Proposal to amend the 2016 Director Equity Incentive Plan to increase the aggregate number of shares of common stock available for grants and awards by 500,000. Stockholders approved the amendment to the 2016 Director Equity Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,850,665	726,347	324,967	1,829,096

(iii) Proposal to approve the issuance of shares of common stock upon conversion of certain convertible indebtedness pursuant to the requirements of the NYSE American “Private Placement” rule. Stockholders approved the proposal to permit issuance of common stock upon conversion of certain convertible indebtedness pursuant to the requirements of the NYSE American “Private Placement” rule.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,308,793	209,716	383,470	1,829,096

(iv) Proposal to approve the issuance of shares of common stock upon conversion of certain convertible indebtedness pursuant to the requirements of the NYSE American “Change of Control” rule. Stockholders approved the proposal to permit issuance of common stock upon conversion of certain convertible indebtedness pursuant to the requirements of the NYSE American “Change of Control” rule.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,294,059	214,817	393,103	1,829,096

(v) Ratification of Independent Registered Public Accounting Firm. Stockholders approved a proposal to ratify the appointment of Marcum LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,684,904	14,260	31,911	0

Item 8.01 Other Events.

In light of the Notice received from NYSE American, the Company is also supplementing the risk factors previously disclosed in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019 that the Company filed with the Securities and Exchange Commission on April 13, 2020 to add the following risk factor:

We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our common shares would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common shares and subject us to additional trading restrictions.

Our common shares are currently listed on NYSE American. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public shareholders. In addition to these objective standards, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American. On June 10, 2020 we received written notification from NYSE American that we are not in compliance with the continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide, which requires a listed company to have stockholders’ equity of at least $6 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. If we fail to regain compliance with the NYSE American continued listing standards by December 10, 2021, NYSE American will commence delisting proceedings against us.

If NYSE American delists our common shares from trading on the exchange and we are not able to list our securities on another national securities exchange, we expect our common shares would qualify to be quoted on an over-the-counter market. If this were to occur, we could experience a number of adverse consequences, including:

•	limited availability of market quotations for the common stock;
•	reduced liquidity for our securities;
•	our common shares being categorized as a “penny stock,” which requires brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock; and
•	decreased ability to issue additional securities or obtain additional financing in the future.

In addition, the National Securities Markets Improvement Act of 1996 generally preempts the states from regulating the sale of “covered securities.” Our common shares qualify as "covered securities" because they are listed on NYSE American. If our common shares were no longer listed on NYSE American, our securities would not be "covered securities" and we would be subject to regulation in each state in which we offer our securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release dated June 16, 2020 (NYSE American Notice).
99.2	Press Release dated June 15, 2020 (Director Announcement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

Date: June 16, 2020	By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

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